Exhibit 23.1
CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-178486) of Capri Holdings Limited of our report dated 28 December 2018 relating to the consolidated financial statements of GIVI Holding S.r.l which appears in this Current Report on Form 8-K/A.

/s/ PricewaterhouseCoopers SpA
Milan, Italy
14 March 2019